Exhibit 1.1A

UNDERWRITING AGREEMENT

_____________, 2021

Network 1 Financial Securities, Inc.

The Galleria, Penthouse

2 Bridge Avenue, Building 2

Red Bank, NJ 07701

As Representative of the several Underwriters named on Schedule I attached hereto

Ladies and Gentlemen:

Prometheum, Inc., a Delaware corporation (the “Company”), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Network 1 Financial Securities, Inc., is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company of 6,250,000 shares of Common Stock, par value $0.00001 per share (the “Common Stock”), of the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto (the “Firm Shares”), and (ii) the grant of the option described in Section 1.3 hereof to purchase all or any part of 937,500 additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any, from the Company, to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of each of the Underwriters listed in Schedule I hereto. The Firm Shares to be purchased by the Underwriters and all or any part of the Option Shares subject to the option described in Section 1.3 hereof are hereinafter called, collectively, the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an offering statement on Form 1-A (No. 024-10760), including a related preliminary offering circular, relating to the Shares pursuant to Regulation A under the Securities Act of 1933, as amended (the “Securities Act”), and the other applicable rules and regulations thereunder (including Regulation A, the “Securities Act Regulations”). The Company has prepared and filed such amendments to the offering statement and such amendments or supplements to the related preliminary offering circular as may have been required to the date hereof and will file such additional amendments or supplements as may hereafter be required. The offering statement has been qualified under the Securities Act by the Commission. The offering statement, as amended at the time it was qualified by the Commission (and, if the Company files a post-qualification amendment to such offering statement that is qualified prior to the Closing Time (as defined below), such offering statement as so amended) and including all information deemed to be a part of the offering statement pursuant to incorporation by reference or otherwise or omitted from the offering circular pursuant to Rule 253(b) of Regulation A, is hereinafter called the “Offering Statement.” The term “Offering Statement” shall also include any new offering statement filed with the Commission pursuant to Regulation A for the purpose of adding additional securities to be offered in connection with the offering of the Shares. Each offering circular included in the Offering Statement before it was qualified by the Commission under the Securities Act, including the initial offering circular filed by the Company and any other preliminary form of offering circular filed with the Commission by the Company with the consent of the Underwriters, including all information incorporated by reference in either such offering circular, is hereinafter called the “Preliminary Offering Circular.” The term “Offering Circular” means the final offering circular, as first filed with the Commission pursuant to paragraph (1) or (3) of Rule 253(g) of Regulation A, and any amendments thereof or supplements thereto as contemplated by Rule 261(e) of Regulation A, including all information incorporated by reference therein.

The Commission has not issued any order preventing or suspending the use of any Preliminary Offering Circular.

The term “Disclosure Package” means (i) the Preliminary Offering Circular, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the Testing-the-Waters Communications (as defined below), if any, identified in Schedule II hereto, and (iii) any other Testing-the-Waters Communication (as defined below) used pursuant to Rule 255 of Regulation A but not required to be filed as an exhibit to the Offering Statement but which the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.

The term “Testing-the-Waters Communication” means any oral (including video) or written (including electronic) communication with potential investors undertaken in reliance on Rule 255 of Regulation A.

The Company and the Underwriters agree as follows:

1.	Purchase and Sale of Shares.
1.1	Shares.
(i)	Nature and Purchase of Shares.
(ii)	On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 6,250,000 shares of Common Stock. The 6,250,000 Shares referred to in this Section 1.1 are hereinafter referred to as the “Firm Shares.”
(iii)	On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price of $5.55 (the “Purchase Price”) per Firm Share (92.5% of the public offering price per Firm Share). The Firm Shares are to be offered initially to the public at the offering price set forth on the cover page of the Offering Circular.
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1.2	Share Payment and Delivery.
(i)	Delivery and payment for the Firm Shares shall be made no later than 2:00p.m., Eastern Time, on the second (2nd) Business Day (as defined in Section 1.2(ii) below) following the Qualification Date (the “Qualification Date”) of the Offering Statement (or the third (3rd) Business Day following the Qualification Date if the Offering Statement is qualified after 4:01 p.m., Eastern Time) or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of Carmel, Milazzo & Feil, LLP (“Representative Counsel”), or at such other place (or by electronic transmission) as shall be agreed upon by the Representative and the Company. The date of delivery and payment for the Firm Shares is called the “Closing Time.”
(ii)	Payment for the Firm Shares shall be made at the Closing Time by wire transfer in federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares (or through the facilities of the Depository Trust Company (“DTC”) or via DWAC transfer), for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing no less than one (1) Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all of the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday, or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.
1.3	Over-allotment Option.
(i)	Option Shares. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Company hereby grants to the Underwriters an option (the “Over-allotment Option”) to purchase, in the aggregate, up to 937,500 additional Shares (the “Option Shares”), representing fifteen percent (15%) of the Firm Shares sold in the offering, from the Company. The purchase price to be paid per Option Share shall be equal to the Purchase Price, subject to the proviso set forth in Section 1.1(iii). The Firm Shares and the Option Shares are collectively referred to as the “Shares.” The Shares shall be issued directly by the Company and shall have the rights and privileges described in the Offering Statement, the Disclosure Package, and the Offering Circular referred to below. The offering and sale of the Shares are herein referred to as the “Offering.”
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(ii)	Exercise of Over-allotment Option. The Over-allotment Option granted pursuant to Section 1.3 hereof may be exercised by the Representative as to all (at any time) or any part (one time) for any number of the Option Shares within forty-five (45) days after the Closing Date. The Underwriters shall not be under any obligation to purchase any Option Shares prior to the Over-allotment Option exercise. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or email or other electronic transmission setting forth the number of the Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Time”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Representative’s Counsel, or at such other place (including remotely by facsimile or other electronic transmissions) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares do not occur at the Closing Time, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option Shares subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of the Option Shares specified in such notice and (ii) each of the Underwriters, acting severally and not jointly, shall purchase that portion of the total number of the Option Shares then being purchased as set forth in Schedule I opposite the name of such Underwriter.
(iii)	Payment and Delivery. Payment for the Option Shares shall be made at the Option Closing Time by wire transfer in federal (same day) funds, payable to the order of the Company upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing the Option Shares (or through the facilities of DTC or DWAC transfer) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least one (1) Business Day prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representative for applicable Option Shares.
2.	Representations and Warranties of the Company. The Company, on behalf of itself and its Subsidiaries (as defined Section 2.66(i) below) and Affiliate (as defined in Section 2.68 below) represents and warrants to the Underwriters as of the date hereof, the Initial Sale Time (as defined below), as of the Closing Date and as of any Option Closing Date (if any), and agrees with each Underwriter, that:
2.1	the Company has the authorized capitalization as set forth in both the Offering Circular and the Disclosure Package; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. Except as disclosed in both the Offering Circular and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;
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2.2	the Company and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein, and to own its properties and to conduct its business as described in each of the Offering Statement, the Offering Circular and the Disclosure Package;
2.3	the Company is duly qualified or licensed and is in good standing in each jurisdiction in which it conducts its businesses or in which it owns or leases real property or otherwise maintains an office and in which the failure, individually or in the aggregate, to be so qualified or licensed would have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”);
2.4	the Company is in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees, and judgments, including those relating to transactions with affiliates;
2.5	the Company is not in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach by the Company of, or default by the Company under), (i) its charter or bylaws (the “Organizational Documents”), (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which its properties are bound, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order (each, a “Law”) applicable to the Company, except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect;
2.6	the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated herein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the Organizational Documents, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which its properties may be bound or affected, or under any federal, state, local or foreign Law applicable to the Company, except in the case of this clause (B) for such breaches or defaults which could not, individually or in the aggregate, have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company, which lien, charge, claim or encumbrance would result in a Material Adverse Effect;
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2.7	this Agreement has been duly authorized, executed, and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 10 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;
2.8	no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares and the Representative’s Securities, other than (i) such as have been obtained, or will have been obtained at the Closing Date or the relevant Option Closing Time, as the case may be, under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the rules and regulations thereunder (the “Exchange Act Regulations”), (ii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the Nasdaq Capital Markets and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;
2.9	the Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business as described in both the Offering Circular and the Disclosure Package, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; the Company is not required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in both the Offering Circular and the Disclosure Package; the Company is not in violation of, in default under, nor has it received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company the effect of which could result in a Material Adverse Change; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not disclosed in each of the Offering Circular and the Disclosure Package;
2.10	the Offering Statement has been qualified under the Securities Act, and no stop order suspending the qualification or use of the Offering Statement has been issued under the Securities Act, and no order suspending the Regulation A exemption with respect to the offering of the Shares has been issued under Rule 258 of Regulation A, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission; and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information with respect to the Offering Statement;
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2.11	the Preliminary Offering Circular when filed and the Offering Statement as of its qualification date and as of the date hereof complied or will comply, and the Offering Circular and any further amendments or supplements to the Offering Statement, the Preliminary Offering Circular or the Offering Circular will, when they become qualified or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations;
2.12	the Offering Statement, as of its qualification date and as of the date hereof, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Offering Circular does not, and the Offering Circular or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and at the Closing Time and on each Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Offering Statement, the Preliminary Offering Circular or the Offering Circular in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use therein.
2.13	as of [●]:00 [am/pm] (EDT) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not, and at the time of each sale of Shares and at the Closing Time and each Option Closing Time, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Testing-the-Waters Communication did not, and at the time of each sale of Shares and at the Closing Time and each Option Closing Time, each such Testing-the-Waters Communication will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use therein;
2.14	each Testing-the-Waters Communication, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not, and will not include any information that conflicted, conflicts, or will conflict with the information contained in the Offering Statement, including any document incorporated by reference therein that has not been superseded or modified;
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2.15	except for the Testing-the-Waters Communications identified in Schedule II hereto, and any electronic road show relating to the public offering of shares contemplated herein (to the extent the same may constitute a Testing-the-Waters Communication), the Company has not prepared, used, or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any Testing-the-Waters Communication;
2.16	the Preliminary Offering Circular, the Offering Circular and any Testing-the-Waters Communications (to the extent any such Testing-the-Waters Communication was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;
2.17	the Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications disclosed to or undertaken with the Representative's consent and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. Each Testing-the-Waters Communication used by the Company (i) at the time of each use thereof, met the requirements of, and was used by the Company in compliance with, Rule 255 of Regulation A, and (ii) has been filed as an exhibit to the Offering Statement as required by Item 17 of Form 1-A;
2.18	from the time of initial filing of the Offering Statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, was and will be a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act and Rule 405 under the Securities Act.
2.19	neither the Company, nor any predecessor of the Company, nor any other issuer affiliated with the Company, nor any director or executive officer of the Company, Subsidiaries, Affiliate or other officer of the Company participating in the offering, nor any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, nor any promoter connected with the Company, is subject to the disqualification provisions of Rule 262 of Regulation A;
2.20	the Company is not currently subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act and has not been subject to an order of the Commission denying, suspending, or revoking the registration of any class of securities pursuant to Section 12(j) of the Exchange Act that was entered within five years preceding the date the Offering Statement was originally filed with the Commission. The Company is not, and has not been at any time during the two-year period preceding the date the Offering Statement was originally filed with the Commission, required to file with the Commission the ongoing reports required by Rule 257 of Regulation A;
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2.21	there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company, Subsidiaries, Affiliate or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or order having a Material Adverse Effect;
2.22	the consolidated financial statements, including the notes thereto, included in each of the Offering Statement, the Offering Circular and the Disclosure Package present fairly the financial position of the Company as of the dates indicated and the results of operations and changes in financial position and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Part F/S of Regulation A and the applicable provisions of Regulation S-X promulgated by the Commission; no other financial statements or supporting schedules are required to be included in the Offering Statement, the Offering Circular or the Disclosure Package;
2.23	subsequent to the respective dates as of which information is given in each of the Offering Statement, the Offering Circular and the Disclosure Package, and except as may be otherwise stated in such documents, there has not been (i) any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (ii) any transaction that is material to the Company, contemplated or entered into by the Company, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company that is material to the Company or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;
2.24	the Shares and Representative’s Securities conform in all material respects to the description thereof contained in the Offering Statement, the Offering Circular and the Disclosure Package; this Agreement conforms in all material respects to the description thereof contained in the Offering Statement, the Disclosure Package and the Offering Circular;
2.25	except as disclosed in both the Offering Circular and the Disclosure Package, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, included in the offering covered by the Offering Statement or otherwise registered or qualified by the Company under the Securities Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights are fairly summarized in both the Offering Circular and the Disclosure Package;
2.26	the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the Organizational Documents or under any agreement to which the Company is a party or otherwise;
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2.27	the Representative’s Warrants have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be free and clear of any pledge, lien, encumbrance, security interest or other claims, and the issuance and sale of the Representative’s Warrants by the Company is not subject to preemptive or other similar rights arising by operation of law, under the Organizational Document or under any agreement to which the Company is a party or otherwise;
2.28	the Representative’s Warrant Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by the Representative’s Warrants, will be free and clear of any pledge, lien, encumbrance, security interest or other claims, and the issuance and sale of the Representative’s Warrant Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the Organizational Documents or under any agreement to which the Company is a party or otherwise;
2.29	the Shares and Representative’s Warrant Shares have been approved for listing on the Nasdaq Capital Market (the “Exchange”), subject to official notice of issuance; the Company has taken all necessary actions to ensure that, upon and at all times after the Exchange shall have approved the Shares and Representative’s Warrant Shares for listing, it will be in compliance with all applicable corporate governance requirements set forth in the Exchange’s listing standards that are then in effect and is taking such steps as are necessary to ensure that it will be in compliance with other corporate governance requirements set forth in the Exchange’s listing standards not currently applicable to the Company from and after the date such requirements become applicable to the Company;
2.30	neither the Company, its directors or officers nor, to the knowledge of the Company, any of its representatives or affiliates have taken, nor will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
2.31	other than the Company’s Subsidiaries (as defined below), none of the Company, nor, to the knowledge of the Company, any 5% or greater stockholder of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180 days immediately preceding the filing of the Offering Statement, or any of their respective affiliates, (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the National Association of Securities Dealers, Inc.) any member firm of the Financial Industry Regulatory Authority (“FINRA”);
2.32	none of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically set forth herein.
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2.33	any certificate signed by any officer of the Company delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;
2.34	the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Organizational Document and the requirements of the Exchange;
2.35	the Company has (i) legal, valid and defensible title to its assets described in the Disclosure Package, the Offering Circular and the Offering Statement, (ii) good and marketable title in fee simple to all real property, and (iii) good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in both the Offering Circular and the Disclosure Package or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held under valid, existing and enforceable leases, with such exceptions as are disclosed in both the Offering Circular and the Disclosure Package or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company;
2.36	the descriptions in each of the Offering Statement, the Offering Circular and the Disclosure Package of the legal or governmental proceedings, contracts, leases, and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Offering Statement, the Offering Circular or the Disclosure Package or to be filed as exhibits to the Offering Statement which are not described or filed as required; all agreements between the Company and third parties expressly referenced in both the Offering Circular and the Disclosure Package are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;
2.37	the Company, Subsidiaries and Affiliate owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights, and know-how (collectively “Intangibles”) necessary to entitle the Company to conduct its business as described in both the Offering Circular and the Disclosure Package, and the Company has not received notice of infringement of or conflict with (and the Company is not aware of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect;
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2.38	the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (B) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Offering Statement, and (C) are effective in all material respects to perform the functions for which they were established, and (ii) the Company is not aware of (A) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information to management and the Board of Directors, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting;
2.39	the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences;
2.40	the Company has filed on a timely basis all necessary federal, state, local, and foreign income and franchise tax returns required to be filed through the date hereof and have paid or reserved for all taxes shown as due thereon; and no tax deficiency has been asserted against the Company, nor does the Company know of any tax deficiency which is likely to be asserted against it which, if determined adversely to it, could have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of such entities;
2.41	the Company is not in violation, nor has it received notice of any violation or potential or actual liability with respect to, any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); the Company has received all permits, licenses or other approvals required under applicable Environmental Laws, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, individually or in the aggregate, result in a Material Adverse Change; except as set forth in the Disclosure Package and the Offering Circular the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;
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2.42	the Company, Subsidiaries and Affiliate are not in violation of nor have they received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, the violation of any of which would have a Material Adverse Effect;
2.43	neither the Company, Subsidiaries, Affiliate nor any officer or director purporting to act on behalf of the Company, Subsidiaries and Affiliate has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or broker or person charged with similar duties of any entity with which such entity does business for the purpose of influencing such agent, officer, broker or person to do business with the Company, Subsidiaries and Affiliate, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, Subsidiaries and Affiliate;
2.44	except as otherwise disclosed in both the Offering Circular and the Disclosure Package, there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company, Subsidiaries and Affiliate to or for the benefit of any of the officers or directors of the Company, Subsidiaries or Affiliate or any of the members of the families of any of them;
2.45	neither the Company nor, to the knowledge of the Company, any employee or agent of the Company, has made any payment of funds or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Offering Circular or the Disclosure Package;
2.46	all securities issued by the Company have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity, and (iii) to the extent applicable to the issuing entity, the requirements of the Exchange;
2.47	in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares except for the Preliminary Offering Circular, the Offering Circular, any Testing-the-Waters Communication approved by the Representative or the Offering Statement;
2.48	the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba;
2.49	no securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlled by the Company within the three years prior to the date of the initial filing of the Offering Statement, except as disclosed in the Offering Statement, the Disclosure Package, and the Preliminary Offering Circular. The Company has not otherwise issued any securities in such time period, other than (i) grants under any share compensation plan and shares issued upon the vesting or exercise thereof and the warrants filed as exhibits to the Offering Statement.
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2.50	the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated;
2.51	no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which the Securities Act requires and the Securities Act Regulations to be described in the Offering Statement, the Offering Circular or the Disclosure Package, which is not so described;
2.52	the Company is not and, after giving effect to the offering and sale of the Shares and Representative’s Securities, will not be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
2.53	the Company is not (i) a development stage company or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act; (ii) a blank check company or an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights; (iii) an issuer of asset-backed securities as defined in Item 1101(c) of Regulation AB, or (iv) a “foreign private issuer” as defined in Rule 405 under the Securities Act;
2.54	there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company which could have, individually or in the aggregate, a Material Adverse Effect;
2.55	the Company, and the officers and directors of the Company in their capacities as such, are, and at the Closing Time and any Option Closing Time will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;
2.56	none of the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of such entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA;
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2.57	neither the Company, nor its Subsidiaries, to the Company’s knowledge, any of its affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, has violated the Bank Secrecy Act, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001 or the rules and regulations promulgated under any such law or any successor law;
2.58	the operations of the Company, the Subsidiaries, and, to the Company’s knowledge, its affiliates are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, any other money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, singly or in the aggregate, result in a Material Adverse Change, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, or, to the Company’s knowledge, any of its affiliates, with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;
2.59	neither the Company, the Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, Iraq, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since the inception of the Company, the Company has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
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2.60	to the knowledge of the Company, Friedman, LLP (the “Auditor”), whose report is filed with the Commission as part of the Offering Statement, the Disclosure Package, and the Offering Circular, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. Except as may otherwise be disclosed in the Offering Statement, the Disclosure Package, and the Offering Circular, the Auditor has not, during the periods covered by the financial statements included in the Offering Statement, the Disclosure Package, and the Offering Circular, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.
2.61	the consolidated financial statements, including the notes thereto and supporting schedules, included or incorporated by reference in the Offering Statement, the Disclosure Package, and the Offering Circular, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply. Such financial statements, notes, and schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the notes thereto. Except as included or incorporated by reference therein, no historical or pro forma financial statements are required to be included in the Offering Statement, the Disclosure Package, or the Offering Circular under the Securities Act or the Securities Act Regulations. The summary financial information included under the caption “Summary Consolidated Financial Data” in the Offering Statement, the Disclosure Package and the Offering Circular presents fairly in all material respects the information shown therein and has been completed on a basis consistent with that of the audited or unaudited financial statements included therein (as the case may be). All disclosures included or incorporated by reference in the Offering Statement, the Disclosure Package or the Offering Circular regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Offering Statement, the Disclosure Package, and the Offering Circular discloses all material off-balance sheet transactions, arrangements, and obligations (including contingent obligations) of the Company.
2.62	all issued and outstanding securities of the Company and the Subsidiaries issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no redemption or preemptive rights or rights of rescission with respect thereto, except as provided by law, and are not subject to personal liability by reason of being such holders; and except as disclosed in the Offering Statement, the Disclosure Package, and the Offering Circular, none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Shares, Company preferred shares, and other Company securities to be outstanding upon consummation of the Offering conform in all material respects to all statements relating thereto contained in the Offering Statement, the Disclosure Package, and the Offering Circular. The offers and sales of the outstanding Shares were at all relevant times either registered under the Securities Act and the applicable U.S. state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares, exempt from such qualification requirements.
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2.63	The Shares have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid, and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being holders; the Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance, and sale of the Shares has been duly and validly taken; and the description of the Shares conform in all material respects to all statements with respect thereto contained in the Offering Statement, the Disclosure Package, and the Offering Circular.
2.64	no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in an Offering Statement to be filed by the Company (except for any such rights that have been waived or complied with).
2.65	the Company maintains insurance covering the properties, operations, personnel, and business of the Company in such amounts and with such deductibles and covering such risks as are reasonably adequate and customary for its business. The Company has no knowledge that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. The Company has not been denied any insurance coverage it has sought or for which it has applied in the past two years.
2.66	Subsidiaries.
(i)	Other than Prometheum Ember ATS, Inc., a New York corporation (“PEATS”), Manorhaven Capital, LLC, a Delaware limited liability company (“Manorhaven”), and Prometheum Capital LLC, a Delaware limited liability company (“Prometheum Capital,” and together with PEATS and Manorhaven, the “Subsidiaries” and each a “Subsidiary”), the Company has no direct or indirect subsidiaries or variable interest entities and does not hold any equity interests in any other entity. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, and all of the issued and outstanding shares of capital stock of the Subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Each Subsidiary is duly organized and in good standing under the laws of the place of organization or incorporation and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
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(ii)	None of the Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach by the respective Subsidiary of, or default by such Subsidiary under), (i) its articles of formation or operating agreement bylaws (the “Subsidiary Organizational Documents”), (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which such Subsidiary is a party or by which its properties are bound, or (iii) Law applicable to the Subsidiary, except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect;
2.67	Broker-Dealer Registration. Manorhaven is registered as a broker-dealer with the Commission and under the laws of California, Colorado, Connecticut, the District of Columbia, Florida, Georgia, Illinois, Massachusetts, Minnesota, Nevada, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, Texas and Washington, is a member of FINRA, and is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements in connection with such registration and memberships, including without limitation Rule 15c-1 under the 1934 Act (the "Net Rule"), except where the failure to be so registered or in such compliance would not have a Material Adverse Effect.
2.68	Spark Transfer Services, Inc., a Delaware corporation (“Spark” or the “Affiliate”) is a duly registered transfer agent with the Commission and is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements in connection with such registration. Spark is duly organized and in good standing under the laws of the place of organization or incorporation and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
2.69	Schedule III hereto contains a complete and accurate list of the Company’s officers, directors, and 5% or more stockholders (or, with respect to such stockholders, their controlling persons) (collectively, the “Lock-Up Parties”).
2.70	There are no material business relationships or transactions with related persons required to be described in the Offering Statement, the Disclosure Package, and the Offering Circular, which have not been described in the Offering Statement, the Disclosure Package, and the Offering Circular
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2.71	No Restrictions on Subsidiaries. Except for regulatory restrictions relating to any Manorhaven, as a registered broker dealer, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.
2.72	No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or any underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
2.73	Intellectual Property Rights.
(i)	Except as disclosed in the Offering Statement, the Disclosure Package, and the Offering Circular, the Company, Subsidiaries, and Affiliate are the sole and exclusive owners of all right, title, and interest in and to, or has a valid and enforceable right to use pursuant to a written license, all respective trademarks, trade names, service marks, patents, patent applications, other patent rights, copyrights, domain names, software, inventions, processes, databases, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other similar intellectual property rights, whether registered or unregistered and in any jurisdiction (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their respective businesses as now conducted or proposed to be conducted as described in the Offering Statement, the Disclosure Package, and Offering Circular, free and clear of all liens and encumbrances.
(ii)	Except as disclosed in the Offering Statement, the Disclosure Package, and the Offering circular, to the knowledge of the Company, the Company’s, Subsidiaries’ and Affiliate’s business as now conducted or proposed to be conducted as described in the Offering Statement, the Disclosure Package, and Offering Circular, does not infringe, conflict with or otherwise violate any Intellectual Property Rights of others, and the Company has not received, and has no reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others, or any facts or circumstances which would render any Intellectual Property Rights invalid or inadequate to protect the interest of the Company, Subsidiaries or Affiliate therein.
(iii)	To the Company's knowledge, there is no infringement by third parties of any Intellectual Property Rights owned by or assigned to the Company, its Subsidiaries or Affiliate.
(iv)	Except as disclosed in the Offering Statement, the Disclosure Package, and the Offering Circular, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim relating to Intellectual Property Rights.
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(v)	Except as disclosed in the Offering Statement, the Disclosure Package, and the Offering Circular, the Company, Subsidiaries and Affiliate is not a party to or bound by any options, licenses, or agreements with respect to the Intellectual Property Rights of any other person or entity.
(vi)	All licenses for Intellectual Property Rights owned or used by the Company, Subsidiaries and Affiliate are valid, binding upon, and enforceable by or against them and, to the Company’s knowledge, against the parties thereto in accordance with their terms.
(vii)	None of the technology employed by the Company, Subsidiaries or Affiliate has been obtained or is being used by the Company, Subsidiaries and Affiliate in violation of any contractual obligation binding on them or, to the Company’s knowledge, any of their respective officers, directors or employees or otherwise in violation of the rights of any third party.
(viii)	Except as would not reasonably be expected to result in a Material Adverse Effect, all assignments from inventors to the Company, Subsidiaries and Affiliate have been obtained and filed with the appropriate patent offices for all of the Company’s, Subsidiaries’ and Affiliate’s patent applications.
(ix)	Except as would not reasonably be expected to result in a Material Adverse Effect, the Company does not have knowledge of any claims of third parties to any ownership interest or unregistered lien with respect to the Company’s, Subsidiaries’, Affiliate’s or their respective licensors’ patents and patent applications.
(x)	The Company does not know of any material defects of form in the preparation or filing of the patent applications of except as disclosed in the Offering Statement, the Disclosure Package, and the Offering Circular, the Company does not know of any facts which would form a basis for a finding of unenforceability or invalidity of any of the patents, trademarks or service marks of the Company, Subsidiaries or Affiliate.
(xi)	To the Company's knowledge, the Company, Subsidiaries and Affiliate have each complied with the U.S. Patents and Trademark Office duties of candor and disclosure for each patent and patent application of the Company, Subsidiaries and Affiliate.
(xii)	Except as disclosed in the Offering Statement, the Disclosure Package, and the Offering Circular, the Company does not know of any fact with respect to the patent applications of the Company, Subsidiaries and Affiliate presently on file that (A) would preclude the issuance of patents with respect to such applications, (B) would lead it to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations or (C) would result in a third party having any rights in any patents issuing from such patent applications.
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(xiii)	The Company, Subsidiaries and Affiliate have taken all commercially reasonable steps to protect, maintain and safeguard each of its rights in all Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements.
(xiv)	No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Offering Statement, the Disclosure Package, or the Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
3.	Certain Covenants. The Company hereby agrees with each Underwriter:
3.1	to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications in effect as long as requested by the Representative for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares);
3.2	if at the time this Agreement is executed and delivered, a post-qualification amendment to the Offering Statement must be qualified before the offering of the Shares may commence, the Company will endeavor to cause such post-qualification amendment to become qualified as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-qualification amendment has become qualified;
3.3	to prepare the Offering Circular in a form approved by the Underwriters and file such Offering Circular with the Commission pursuant to Rule 253(g) of Regulation A not later than 10:00 a.m. (New York City time), on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Offering Circular, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree to the Underwriters copies of the Offering Circular (or of the Offering Circular as amended or supplemented if the Company shall have made any amendments or supplements thereto after the qualification date of the Offering Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Offering Circular and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;
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3.4	to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when the Offering Statement has become qualified and when any post-qualification amendment thereto becomes qualified under the Securities Act Regulations;
3.5	to furnish a copy of any proposed Testing-the-Waters Communication to the Representative and counsel for the Underwriters and obtain the consent of the Representative prior to referring to, using, or filing with the Commission any Testing-the-Waters Communication pursuant to Rule 255 of Regulation A and Item 17 of Form 1-A, other than the Testing-the-Waters Communications, if any, identified in Schedule II hereto;
3.6	to comply with the requirements of Rule 255 of Regulation A and Item 17 of Form 1-A applicable to any Testing-the-Waters Communication, including timely filing with the Commission, legending and record-keeping, as applicable;
3.7	to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Offering Statement, the Preliminary Offering Circular, the Offering Circular or any Testing-the-Waters Communication, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the qualification of the Offering Statement, any order under Rule 258 of Regulation A suspending the Regulation A exemption with respect to the offering of the Shares, or any order preventing or suspending the use of the Preliminary Offering Circular, the Offering Circular or any Testing-the-Waters Communication, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, or (iii) the Company becoming subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated herein; and to advise the Representative promptly of any proposal to amend or supplement the Offering Statement, the Preliminary Offering Circular, the Offering Circular or any Testing-the-Waters Communication and to file no such amendment or supplement to which the Representative shall reasonably object in writing;
3.8	to furnish to the Underwriters for a period of two years from the date of this Agreement except to the extent such information is accessible at http://www.sec.gov or on the Company’s public web site (i) as soon as available, copies of all annual, quarterly, and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, FINRA or any securities exchange and (iii) such other information as the Underwriters may reasonably request regarding the Company;
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3.9	to advise the Underwriters promptly of the happening of any event or development known to the Company within the time during which an Offering Circular relating to the Shares (or in lieu thereof the notice referred to in Rule 251(d)(ii)(E) of Regulation A) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representative or counsel for the Underwriters, (i) would require the making of any change in the Offering Circular or the Disclosure Package so that the Offering Circular or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) if it is necessary at any time to amend or supplement the Offering Circular or the Disclosure Package to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment or supplement to the Offering Circular or the Disclosure Package so that the Offering Circular or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 251(d)(ii)(E) of Regulation A) is so delivered, be misleading or, so that the Offering Circular or the Disclosure Package will comply with the law;
3.10	to file promptly with the Commission any amendment or supplement to the Offering Statement, any Preliminary Offering Circular, the Offering Circular or any Testing-the-Waters Communication that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;
3.11	prior to filing with the Commission any amendment or supplement to the Offering Statement, any Preliminary Offering Circular, the Offering Circular or any Testing-the-Waters Communication, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;
3.12	to furnish promptly to the Representative a signed copy of the Offering Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;
3.13	to furnish to the Representative, not less than two business days before filing with the Commission, during the period referred to in paragraph (g) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during the period of two years hereafter to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;
3.14	to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Offering Circular and the Disclosure Package;
3.15	to use its best efforts to maintain the listing of the Shares on the Exchange selected by the Representative and to file with the Exchange all documents and notices required by the Exchange of companies that have securities listed thereon;
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3.16	to promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 3.18 hereof;
3.17	to engage and maintain, at its expense, a registrar and transfer agent registered with the Commission for the Shares;
3.18	to refrain, from the date hereof until 180 days after the date of the Offering Circular, without the prior written consent of the Representative, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or Preferred Stock or any securities convertible into or exercisable or exchangeable for Common Stock of Preferred Stock (“Stock Equivalents”), or filing any registration statement or offering statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing the Company may (A) grant stock options, restricted shares of Common Stock or other equity grants to employees or eligible consultants, in each case pursuant to the terms of the Company’s equity incentive plans existing as of the Closing Time and disclosed in the Disclosure Package, (B) issue Common Stock pursuant to the exercise of such options or equity grants, or the exercise (including net exercise) of warrants to purchase Common Stock or the conversion of other convertible securities outstanding at the Closing Time and described in the Disclosure Package, (C) sell Common Stock pursuant to this Agreement, (D) file one or more registration statements on Form S-8 relating to the options or other securities granted pursuant to the Company’s equity incentive plans existing as of the Closing Time and disclosed in the Disclosure Package, and (E) issue Common Stock or any Stock Equivalents in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership); provided that in the case of clause (E) such issuances, sales or deliveries shall not be greater than 5% of the total outstanding shares of Common Stock of the Company immediately following the completion of this Offering and, in the cases of clauses (B) and (E), the recipients of such securities agree to be bound by a lock-up letter in the form executed by the officers of the Company pursuant to Section 6.11 hereof;
3.19	not to, and to use its best efforts to cause its officers, directors, and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay any person any compensation for soliciting any order to purchase any other securities of the Company;
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3.20	to cause each executive officer, director and 5% or greater stockholder of the Company listed on Schedule III to furnish to the Representative, prior to the Closing Time, the Lock-Up Agreement in the form of Exhibit B hereto;
3.21	if, at any time during the 90-day period after the date of the Offering Circular, any rumor, publication, or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representative, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Offering Circular) and after written notice from the Representative advising the Company to the effect set forth above, to forthwith prepare, consult with the Representative concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representative, responding to or commenting on such rumor, publication or event;
3.22	the Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations or publish research reports with respect to the Company or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that the Representative is a full-service securities firm and, as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.
3.23	The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Offering Statement, the Disclosure Package, and the Offering Circular.
3.24	Neither the Company nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative) has taken or shall take, directly or indirectly, any action designed to or that has constituted, or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
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3.25	For a period of 90 days from the later of the Closing Date or the Option Closing Date, the Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company’s securities or (iii) any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180 days immediately preceding the original filing of the Offering Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).
3.26	The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.
3.27	The Company shall use its best efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.
3.28	The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of 180 days after the date of this Agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any Offering Statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (other than the Offering Statement or an Offering Statement on Form S-8); or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The restrictions contained in this Section 3.28 shall not apply to (i) the Shares to be sold hereunder; (ii) the issuance by the Company of Shares upon the exercise of an outstanding option or warrant, the vesting of an outstanding restricted stock unit or the conversion of a security outstanding on the date hereof and disclosed in the Offering Statement and the Disclosure Package, (iii) the transfer or deemed repurchase of capital stock by the Company for payment purposes in connection with the delivery of shares of stock pursuant to restricted stock, restricted stock units or other equity award or warrant (including shares withheld or forfeited in order to satisfy any tax withholding or remittance obligations or pursuant to a net settlement), or (iv) the grant by the Company of options or other share-based awards, or the issuance of shares of the Company under any equity compensation plan of the Company disclosed in the Pricing Offering Circular, as such plans may be amended.
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3.29	The Company shall use commercially reasonable efforts to ensure that: (i) the qualifications of the persons serving as Board members and the overall composition of the Board comply in all material respects with the Sarbanes-Oxley Act and the rules promulgated thereunder and with the listing requirements of the Exchange and (ii) if applicable, at least one member of the Board qualifies as an “audit committee financial expert” as such term is defined under Regulation S-K.
3.30	At the Representative's request, by 9:00 a.m. (New York City time) on the date following the date hereof, the Company shall issue a press release disclosing the material terms of the Offering. Except as set forth in the immediately preceding sentence, prior to the Closing Date and any Option Closing Date, the Company shall not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral and written communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, which consent shall not be unreasonably withheld unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law, rule or regulation.
3.31	The Company shall use its best efforts, in cooperation with the Underwriters, if necessary, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
3.32	During the period when an Offering Circular relating to the Shares is required to be delivered under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act Regulations.
3.33	The Company will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such forms (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.
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3.34	Notwithstanding the restrictions contained in Section 3.18, the Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of 90 days after the date of this Agreement, directly or indirectly in any “at-the-market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.
4.	Expenses:
4.1	Payment of Expenses. The Company hereby agrees to pay on or before the Closing Date all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to:
(i)	all filing fees relating to the qualification of the Shares to be sold in the Offering with the Commission;
(ii)	the preparation and filing of the Offering Statement, each Preliminary Offering Circular, the Offering Circular, any Testing-the-Waters Communication and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and dealers (including costs of mailing and shipment);
(iii)	the preparation, issuance, and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters;
(iv)	the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and dealers (including costs of mailing and shipment);
(v)	the qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and dealers);
(vi)	filing fees for review of the public offering of the Shares by FINRA;
(vii)	the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Offering Statement;
(viii)	the fees and expenses incurred in connection with the listing of the Shares on the Exchange selected by the Representative;
(ix)	roadshow presentations with respect to the offering of the Shares;
(x)	DTC filing fees;
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(xi)	the fees and expenses of the Representative’s Counsel up to a maximum of $65,000;
(xii)	the Representative’s use offering circular tracking, compliance software, and other communication expenses for the Offering;
(xiii)	the costs of background checks by the Representative of the Company’s senior management in an amount not to exceed $15,000,
(xiv)	preparation of bound volumes and Lucite cube mementos in such qualities as the Representative may reasonably request up to an amount of $2,500.

provided, however, that such fees and expenses set forth in (xi)-(xiv) above shall not to exceed $120,000 in the aggregate; provided further, that such fees and expenses set forth in clauses (i)-(x) may be paid following the Closing Date following receipt of invoices therefor. The Representative may deduct from the net proceeds of the Offering payable to the Company at the Closing Time, or any Option Closing Date, the expenses set forth in clauses (xi)-(xiv) herein (after giving effect to any amounts previously advanced, and as limited by the proviso thereto).

5.	Representative’s Warrants. The Company hereby agrees to issue to the Representative (and its designees) at the Closing Time and Option Closing Time, if any, warrants substantially in the form attached hereto as Exhibit A to purchase the amount of Shares equal to an aggregate of ten percent (10%) of the Shares sold in the Offering (the “Representative’s Warrants”). The Representative’s Warrants shall be exercisable, in whole or in part, commencing 180 days from the Effective Date and expiring on the fifth anniversary of the Qualification Date at an initial exercise price equal to one hundred twenty-five percent (125%) of the Offering price of the Shares. The Shares issuable upon exercise of the Representative’s Warrants are collectively referred to herein as the “Representative’s Warrant Shares” and together with the Representative’s Warrants, the “Representative’s Securities.”
6.	Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and at the Closing Time and on each Option Closing Time, as applicable, the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Option Closing Time, as applicable:
6.1	The Company shall furnish to the Underwriters at the Closing Time and on each Option Closing Time an opinion of Gusrae Kaplan Nusbaum PLLC, counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Option Closing Time and in the form of and substance satisfactory to Carmel, Milazzo & Feil, LLP, counsel for the Underwriters, stating that:
(i)	the Company has an authorized capitalization as set forth in both the Offering Circular and the Disclosure Package under the caption “Capitalization”; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; except as disclosed in both the Offering Circular and the Disclosure Package;
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(ii)	the Company is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own its properties and to conduct its business as described in each of the Offering Statement, the Offering Circular and the Disclosure Package, and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions described in this Agreement;
(iii)	the Company is duly qualified, and are in good standing, in each jurisdiction in which it owns or leases real property or maintain an office and in which such qualification is necessary except where the failure to be so qualified and in good standing would not have a Material Adverse Effect; other than as disclosed in both the Offering Circular and the Disclosure Package, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;
(iv)	the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the certificate of incorporation, charter or bylaws of the Company, (ii) any provision of any material license, indenture, mortgage, deed of trust, loan, credit or other agreement or instrument identified to such counsel to which the Company is a party or by which it or its properties or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Company or any of its properties or assets, or (iv) any decree, judgment or order applicable to the Company and identified to such counsel; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company;
(v)	this Agreement has been duly authorized, executed, and delivered by, and is the legally valid and binding agreement of, the Company;
(vi)	no approval, authorization, consent, or order of or filing with any federal or state governmental or regulatory commission, board, body, authority, or agency is required in connection with the execution, delivery, and performance of this Agreement, the consummation of the transactions contemplated herein, and the sale and delivery of the Shares by the Company as contemplated herein, other than such as have been obtained or made under the Securities Act and the Securities Act Regulations and the Exchange Act and Exchange Act Regulations, and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Underwriters are offering the Shares;
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(vii)

the Company has all necessary material licenses, authorizations, consents, and approvals and has made all necessary filings required under any federal, state, or local law, regulation, or rule, and has obtained all necessary authorizations, consents, and approvals from other persons, required to conduct their respective businesses, as described in both the Offering Circular and the Disclosure Package, except where the failure to have such licenses, authorizations, consents, and approvals or to make such filing would reasonably be expected to have a Material Adverse Effect;

(viii)	the Company is not subject to registration as an investment company under the Investment Company Act, and the transactions contemplated by this Agreement will not cause the Company to become obligated to register as an investment company under such Act;
(ix)	the Shares have been duly authorized, and when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid, and non-assessable;
(x)	the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the certificate of incorporation or bylaws of the Company, or, to the best of such counsel’s knowledge, under any agreement to which the Company is a party;
(xi)	the Shares conform in all material respects to the descriptions thereof contained in each of the Offering Statement, the Offering Circular and the Disclosure Package;
(xii)	the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Organizational Documents and the requirements of the Exchange;
(xiii)	the Offering Statement has been qualified under the Securities Act and no stop order suspending the qualification of the Offering Statement, and no order under Rule 258 of Regulation A suspending the Regulation A exemption with respect to the offering of the Shares, has been issued and, to the best of such counsel’s knowledge, no proceedings with respect thereto have been commenced or threatened;
(xiv)	as of each qualification date of the Offering Statement, the Offering Statement and the Offering Circular (except as to the financial statements and other financial data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations (it being understood that such counsel need express no opinion as to the financial statements or schedules or other financial data derived therefrom, included therein);
(xv)	the Form 8-A Registration Statement, when filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act; the Form 8-A Registration Statement has become effective under the Exchange Act, and the Shares have been validly registered under the Exchange Act and the Exchange Act Regulations.
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In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company, and representatives of the Representative, at which the contents of the Offering Statement, the Offering Circular and the documents constituting the Disclosure Package were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Statement, the Offering Circular or the Disclosure Package (except as and to the extent stated in subparagraphs (xi), (xiv) and (xv) above), nothing has come to their attention that would lead them to believe that (i) either the Offering Statement, any amendment thereto, or any document deemed to be a part thereof, at the time of any qualification date applicable thereto, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements in the Offering Statement not misleading; or (ii) the Offering Circular, as of its date or at the Closing Time or any Option Closing Time, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Disclosure Package as of the Initial Sale Time contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to mineral reserves and related statistical data, the financial statements or other financial data derived therefrom, included in the Offering Statement the Offering Circular, the Disclosure Package or any amendments or supplements thereto).

6.2	On the date of this Agreement and at the Closing Time and each Option Closing Time (if applicable), the Representative shall have received from the Auditor, letters dated the respective dates of delivery thereof and addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type specified in AU Section 634 “Letters for Underwriters and Certain other Requesting Parties” issued by the American Institute of Certified Public Accountants with respect to the financial statements, including any pro forma financial statements, and certain financial information of the Company included in the Offering Statement, the Offering Circular and the Disclosure Package, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, that the letters delivered at the Closing Time and each Option Closing Time (if applicable) shall use a “cut-off” date no more than three business days prior to such Closing Time or such Option Closing Time, as the case may be.
6.3	The Representative shall have received the Representative’s Warrants pursuant to Section 5 of this Agreement.
6.4	The Offering Statement shall have become qualified not later than 5:00 p.m., New York City time, on the date of this Agreement, or such later time and date as the Representative shall approve.
6.5	No amendment or supplement to the Offering Statement, the Offering Circular or any document in the Disclosure Package shall have been filed to which the Underwriters shall have objected in writing prior to such filing.
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6.6	Prior to the Closing Time and each Option Closing Time (i) no stop order suspending the qualification of the Offering Statement, no order under Rule 258 of Regulation A suspending the Regulation A exemption with respect to the offering of the Shares and no order preventing or suspending the use of the Offering Circular or any document in the Disclosure Package shall have been issued, and no proceedings for any such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; (iii) the Offering Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Offering Circular and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
6.7	All filings with the Commission required by Rule 253 of Regulation A under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.
6.8	Between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time, there shall not have been any Material Adverse Change or any prospective Material Adverse Change, and (ii) no transaction that is material and unfavorable to the Company shall have been entered into by the Company, in each case, which in the Representative’ sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Offering Statement.
6.9	The Shares shall have been approved for listing on the Exchange selected by the Representative, subject to official notice of issuance.
6.10	FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
6.11	Lock-up Agreements. The Representative shall have received lock-up agreements from each officer, director, and 5% or more of the stockholders of the Company, in the form of Exhibit B attached hereto, and such letter agreements shall be in full force and effect.
6.12	Officer’s Certificate. The Company will, at the Closing Time and on each Option Closing Time, deliver to the Underwriters a certificate of its Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or Vice President and Chief Accounting Officer or Chief Financial Officer, to the effect that:
(i)	the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable;
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(ii)	no stop order suspending the qualification of the Offering Statement or any post-qualification amendment thereto, and no order under Rule 258 of Regulation A suspending the Regulation A exemption with respect to the offering of the Shares, has been issued, and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;
(iii)	the signers of such certificate have carefully examined the Offering Statement, the Offering Circular Disclosure Package, the Form 8-A Registration Statement, any amendment or supplement to any of the foregoing, and this Agreement, and that when the Offering Statement became qualified and at all times subsequent thereto up to the Closing Time or any Option Closing Time, as applicable, the Offering Statement, the Offering Circular, the Preliminary Offering Circular, the Form 8-A Registration Statement, and any amendments or supplements thereto in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Offering Statement and any amendments thereto, did not and, as of the Closing Time or any Option Closing Time, as applicable, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Offering Circular and the Disclosure Package, and any amendments or supplements thereto, did not and as of the Closing Time or any Option Closing Time, as applicable, do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Offering Statement, there has occurred no event required to be set forth in an amendment or supplement to the Offering Circular or the Disclosure Package that has not been so set forth; and
(iv)	subsequent to the respective dates as of which information is given in the Offering Statement, the Offering Circular and the Disclosure Package, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained that has a Material Adverse Effect.
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6.13	Secretary’s Certificate. At each of the Closing Date and any Option Closing Date, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date and Option Closing Date (if such date is other than the Closing Date), certifying: (i) that the certificate of incorporation and all amendments thereto, and bylaws of the Company and its Subsidiaries are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified except as set forth therein; (iii) the good standing of the Company and its Subsidiaries; and (iv) as to the incumbency of the executive officers of the Company and its Subsidiaries. The documents referred to above and in the Secretary’s Certificate shall be attached to such certificate.
6.14	No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date: (i) there shall have been no Material Adverse Change or development involving a prospective Material Adverse Change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Offering Statement, the Disclosure Package, and the Offering Circular; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would reasonably be expected to result in a Material Adverse Change, except as set forth in the Offering Statement, the Disclosure Package, and the Offering Circular; (iii) no stop order shall have been issued under the Securities Act with respect to the Offering Statement, the Preliminary Offering Circular or the Offering Circular and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Offering Statement, the Disclosure Package, and the Offering Circular and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Offering Statement, the Disclosure Package nor the Offering Circular nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
6.15	No Material Misstatement or Omission. The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date and any Option Closing Date that the Offering Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Representative Counsel, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Offering Statement, the Disclosure Package, any Issuer Free Writing Offering Circular or the Offering Circular or any amendment or supplement thereto contains an untrue statement of fact which, in the reasonable opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.
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6.16	Additional Documents. At the Closing Date, Representative Counsel shall have been furnished with such additional documents as they may require for the purpose of enabling Representative Counsel to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representative and Representative Counsel.
7.	Tail Fee. If at any time before the second anniversary of the Closing,, the Company or any of its affiliates shall enter into any transaction (including, without limitation, any merger, consolidation, acquisition, financing, joint venture, or other arrangements) with any party introduced to the Company by the Representative in connection with the Offering, the Company shall pay the Representative a transaction fee, payable at the closing thereof and in the same form of consideration as in the applicable transaction giving rise to such fee (i.e., cash or stock or in a combination of the two, as applicable) equal to a percentage of the gross proceeds as follows:
•	5% of the first $1,000,000;
•	4% of the next $1,000,000;
•	3% of the next $1,000,000;
•	2% of the next $1,000,000; and
•	1% of all amounts in excess of $4,000,000.
8.	Termination.
8.1	The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Offering Statement, the Offering Circular or the Disclosure Package, any Material Adverse Change, or any development involving a prospective Material Adverse Change, or material change in management of the Company, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or terrorist activities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the Exchange, or if trading generally on the New York Stock Exchange, the NYSE MKT or the Nasdaq Stock Market or in the Nasdaq over-the-counter market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by any such exchange or FINRA or the over-the-counter market or by order of the Commission or any other governmental authority, or (v) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representative, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vi) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representative, could reasonably be expected to have a material adverse effect on the securities markets in the United States.
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8.2	If the Representative elects to terminate this Agreement as provided in this Section 8, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.
8.3	If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 4 and Section 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.
9.	Increase in Underwriters’ Commitments. If any Underwriter defaults at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares that it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Section 3 and Section 7 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Offering Statement and Offering Circular and other documents may be effected.

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The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

10.	Indemnity and Contribution by the Company and the Underwriters.
10.1	The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company contained herein, (B) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Offering Circular, (C) any untrue statement or alleged untrue statement of a material fact contained in the Offering Statement (or any amendment), any Testing-the-Waters Communication that the Company has filed or was required to file with the Commission or is otherwise required retain, or the Offering Circular and Disclosure Package (the term Offering Circular for the purpose of this Section 10 being deemed to include any Preliminary Offering Circular, the Offering Circular and the Offering Circular as amended or supplemented by the Company), (D) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (E) any omission or alleged omission to state a material fact required to be stated in any such Offering Statement, or necessary to make the statements made therein not misleading, (F) any omission or alleged omission from any such Testing-the-Waters Communication, Offering Circular or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (G) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings; except, in the case of (C), (E) and (F) above only, insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Offering Statement, Offering Circular or Application. The indemnity agreement set forth in this Section 10.1 shall be in addition to any liability which the Company may otherwise have.
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If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them that are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

10.2	Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Offering Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Offering Statement (or any amendment), any Testing-the-Waters Communication that the Company has filed or was required to file with the Commission, or the Offering Circular, or any Application, (B) any omission or alleged omission to state a material fact required to be stated in any such Offering Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from any such Testing-the-Waters Communication, Offering Circular or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Offering Statement, Testing-the-Waters Communication, Offering Circular or Application in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use therein. The statements set forth in the paragraphs identified by “Stabilization” under the caption “Underwriting” in the Preliminary Offering Circular, the Disclosure Package, and the Offering Circular (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 2.12, Section 2.13 and this Section 10.
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If any action is brought against the Company, or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the Representative's written consent.

If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) and (b) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

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The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

11.	Survival. The indemnity and contribution agreements contained in Section 10 and the covenants, warranties, and representations of the Company contained in Section 2 and Section 3 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Offering Statement or Offering Circular.
12.	Duties. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Shares as are expressly set forth in this Agreement. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests. The Company acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants, or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
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13.	Representations, Warranties, Agreements to Survive. All representations, warranties, and agreements contained in this Agreement or certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors or (ii) delivery of and payment for the Shares.
14.	Notices. All communications hereunder, except as herein otherwise expressly provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), emailed or personally delivered and shall be deemed given when so delivered or emailed or, if mailed, two (2) days after such mailing.

If to the Representative:

Network 1 Financial Securities, Inc.

The Galleria, Penthouse

2 Bridge Avenue, Building 2

Red Bank, NJ 07701

Attention: Damon D. Testaverde, Managing Director

With copies to (which shall not constitute notice):

Carmel, Milazzo & Feil, LLP

55 West 39th Street, 18th Floor

New York, NY 10018

Attn: Ross D. Carmel, Esq.

Email-: rcarmel@cmfllp.com

If to the Company:

Prometheum, Inc.

120 Wall Street

New York, NY 10005

Attn: Aaron L. Kaplan, CEO

Title: Co-CEO, President, Secretary

With copies to (which shall not constitute notice):

Gusrae Kaplan Nusbaum PLLC

120 Wall Street, 25th Floor

New York, New York 10005

Attention: Martin H. Kaplan, Esq.

Email: mkaplan@gusraekaplan.com

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15.	Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed, and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 14 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding, or claim. The Company and the Underwriters agree that the prevailing party or parties in any such action shall be entitled to recover from the other party or parties all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any right to a trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
16.	Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by email/pdf transmission shall constitute valid and sufficient delivery thereof.
17.	Waiver, Etc. The failure of any of the parties hereto at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties to this Agreement to enforce every provision of this Agreement thereafter. No waiver of any breach, non-compliance, or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.
18.	Headings. The section headings in this Agreement have been inserted as a matter of convenience and are not a part of this Agreement.
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19.	Parties at Interest. The Agreement herein set forth has been made solely for the benefit of the Underwriters, the Company, and the controlling persons, directors, and officers referred to in Section 10 and Section 11 hereof, and their respective successors, assigns, executors, and administrators. No other person, partnership, association, or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
20.	Counterparts and Facsimile and Electronic Signatures. This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same fully-executed agreement among the parties. A facsimile or electronic signature shall constitute an original signature for all purposes.

[SIGNATURE PAGE FOLLOWS]

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If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

PROMETHEUM, INC.

By:
Name: Martin H. Kaplan
Title: Chairman and Director

Confirmed as of the date first written above-mentioned, on behalf of itself and as Representative of the several Underwriters named on Schedule I hereto:

NETWORK 1 FINANCIAL SECURITIES, INC.

By:
Name: Damon D. Testaverde
Title: Managing Director

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SCHEDULE I

Underwriter:	Total Number of Shares to be Purchased:	Number of Shares to be Purchased if the Over-Allotment Option is Fully Exercised:
Network 1 Financial Securities, Inc.

Total	6,250,000	937,500
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SCHEDULE II

Testing-the-Waters Communications

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SCHEDULE III

List of Lock-Up Parties

Executive Officers and Directors:

Martin H. Kaplan	Chairman and Director

Aaron L. Kaplan	Co-Chief Executive Officer, Chief Financial Officer, President, Secretary, Director

Benjamin S. Kaplan	Co-Chief Executive Officer, Chief Regulatory Officer, Director

Alex Shapiro	Chief Strategy Officer

Gareth Jenkins	Chief Technology Officer

Dr. Xiao Feng	Director

Jerry Schneider	Director

5% and More Stockholders:

HashKey Digital Asset Group

Triple A Investment Co., Ltd.

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EXHIBIT A

Form of Underwriter’s Warrant

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EXHIBIT B

Form of Lock-Up Agreement

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